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Pricing Supplement Dated September 17, 1998                Rule 424(b) (2)
(To Prospectus dated September 9, 1997, and                File No. 333-34511
Prospectus Supplement dated September 14, 1997)

                       WEST PENN POWER COMPANY
                    Medium-Term Notes - Fixed Rate

Principal Amount: $1,500,000            Interest Rate: 5.56%
Agents Discount or Commission: .45%     Stated Maturity Date: 09/23/2002
Nets Proceeds to Issuer: $1,493,250     Original Issue Date:  09/22/1998

Interest Payment Date(s):  March 1 and September 1

Redemption:

X The Notes cannot be redeemed prior to the Stated Maturity Date. The Notes may be redeemed prior to the Stated Maturity Date.
     Initial Redemption Date:
     Initial Redemption Percentage:       %
     Annual  Redemption Percentage Reduction:     %  until  Redemption
       Percentage is 100% of the Principal Amount.

Optional Repayment:
X    The Notes cannot be repaid prior to the Stated Maturity Date
     The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
     Optional Repayment Date(s):
     Repayment Price:        %

Currency:
     Specified  Currency:  US         (If other than U.S. dollars, see attached)
     Minimum  Denominations:          (Applicable  only  if Specified Currency
                                       is other than U.S. dollars)

Original Issue Discount:   Yes       No  X
   Total Amount of OID:                      Yield to Maturity:
   Initial Accrual Period:                   Issue Price:     ____%

Form: X  Book-Entry   Certificated

Agent:      Goldman Sachs


Agent acting in the capacity as indicated below:
X      Agent     Principal

If as principal:
     The  Notes  are  being  offered  at  varying  prices  related  to prevailing market prices at the time of resale.
     The  Notes  are  being  offered at a fixed  initial  public
       offering price of      % of Principal Amount.

If as Agent:
     The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.

Other Provisions:  Unsecured